UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

ZAP
(Exact name of registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 525-8658

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends an earlier Current Report on Form 8-K filed by ZAP (the “Company”) on October 24, 2007 (the “October 24 Report”).  As reported in the October 24 Report, Albert Lam was appointed as a director of the Company on October 22, 2007.  This Form 8-K/A amends the October 24 Report to report inadvertently omitted information regarding related party transactions between the Company and Mr. Lam.

Item 5.02(d)    Election of Directors

Set forth below are the related party transactions since December 31, 2006 between the Company and Mr. Lam:

On September 11, 2007, the Company and Mr. Lam entered into an Independent Consulting Agreement (“Consulting Agreement”).  Pursuant to the Consulting Agreement, Mr. Lam was to consult and advise the Company in the areas of Chinese manufacturing, facilities, tooling, financing, and contract negotiations on an independent consultant basis.  Mr. Lam’s compensation under the Consulting Agreement was:

•	200,000 shares of the Company’s common stock, issued under the Company’s 2007 Consultant Stock Plan (the “Plan”);
•	a warrant to purchase 200,000 shares of the Company’s common stock, expiring five years after grant, with an exercise price of $1.00 per share, issued under the Plan; and
•	a warrant to purchase 1,000,000 shares of the Company’s common stock, expiring five years after grant, with an exercise price of $1.00 per share and a net exercise provision.

The Consulting Agreement expired on September 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: October 26, 2007	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

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